Exhibit 10(c)(1)

GUARANTY

                FOR VALUE RECEIVED, and in consideration of any loan or other financial accommodation made to MONTANA MEGAWATTS I, LLC  (the “Company”) by the Banks (as defined below) under the Committed Facility Letter dated as of September 28, 2001 (as amended or otherwise modified from time to time, the “Facility Letter”; capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Facility Letter) among the Company, various financial institutions (the “Banks”) and ABN AMRO Bank N.V., as agent (in such capacity, the “Agent”), NorthWestern Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Guarantor”), hereby furnishes its guaranty (the “Guaranty”) of the Obligations (as defined below) as follows:

                (1)           The Guaranty.  The Guarantor unconditionally and irrevocably guarantees (as primary obligor and not merely as surety) to the Agent, for the benefit of the Banks, the following (collectively, the “Obligations”): (i) the payment in full as and when payable by the Company of any and all amounts that may become due and payable by the Company under or in accordance with the Facility Letter and any other Loan Document (including, without limitation, principal, interest, fees, indemnities, costs and expenses, whether payable at stated maturity, by acceleration, by required prepayment, on demand or otherwise); and (ii) the timely performance and discharge by the Company of all of its other obligations and liabilities under and in accordance with the Facility Letter and the other Loan Documents (whether such obligations are absolute or contingent or are liquidated or unliquidated). NOTWITHSTANDING ANY OTHER PROVISION OF THIS GUARANTY, THE AGGREGATE AMOUNT PAYABLE BY THE GUARANTOR UNDER THIS GUARANTY IS LIMITED TO $27,500,000, PLUS ANY AND ALL COSTS AND EXPENSES PAYABLE BY THE GUARANTOR PURSUANT TO SECTION 8 OF THIS GUARANTY.  The books and records of the Agent and the Banks showing the amount of the payment Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon the Guarantor and shall be conclusive (absent demonstrable error) for the purpose of establishing the amount of the payment Obligations.  The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of any lack of genuineness, validity, legality or enforceability of the Facility Letter, any other Loan Document or any document, agreement or instrument relating to those documents or any assignment or transfer of any of those documents.  This is a continuing guaranty and shall remain in full force and effect and be binding upon the Guarantor and the Guarantor’s successors and assigns until the date (the “Termination Date”) which is the earlier to occur of (i) the payment in full and in cash of the payment Obligations (and any and all other amounts payable by the Guarantor hereunder), the performance of all other Obligations and the termination of all Commitments; or (ii) the release by the Agent of the Guarantor’s obligations hereunder.  Notwithstanding the immediately preceding sentence, Section 3 shall remain in full force and effect for a period of 366 days after any occurrence of the Termination Date pursuant to clause (ii) of the immediately preceding sentence.

                (2)           Waiver of Suretyship Defenses.  The Guarantor authorizes the Agent and each Bank, without notice or demand and without affecting the Guarantor’s liability hereunder, from time to time to renew, extend, accelerate, compromise, settle, restructure, refinance, refund or otherwise change the amount and time for payment of the Obligations, or otherwise change the terms of the Obligations or any part thereof.  Neither the Agent nor any Bank shall have any obligation to perfect, secure, marshall, protect or insure any collateral or any Collateral Document and the Guarantor’s liability hereunder shall not be affected by the non-perfection, invalidity, impairment or lack of enforceability of any collateral or Collateral Document.

                (3)           Returned Payments.  The Guarantor agrees that if at any time all or any part of any payment theretofore applied by the Agent or any Bank to any of the Obligations is or must be rescinded or returned by the Agent or such Bank for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Company or the Guarantor), such Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such Bank, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by the Agent or such Bank had not been made.

                (4)           Guarantor Covenants.  The Guarantor agrees that, so long as the Termination Date has not occurred, it will:

                (a)           observe and perform each covenant of the Guarantor set forth in Article 5 (other than Sections 5.10 and 5.11 thereof) and Article 6 of the Guarantor Credit Agreement as if such covenants (and all related defined terms) mutatis mutandis were set forth herein (it being understood that, for purposes of this Guaranty, (i) all references therein to “Lender”, “Lenders”, and “Required Lenders” shall be deemed to be references to the Bank, the Banks and the Required Banks, respectively, (ii) all references to the “Agent” shall be deemed to be references to the Agent; (iii) all references therein to “Default” and “Event of Default” shall be deemed to be references to Unmatured Event of Default and Event of Default, respectively; (iv) all references therein to this “Agreement” shall be deemed to be references to this Guaranty; and (v) Section 6.2 of the Guarantor Credit Agreement shall be construed as if clause (ii) of the proviso therein reads in its entirety as follows: “(ii) the long-term, unsecured and unenhanced debt obligations of the Borrower shall not have been reduced to below Baa3 (or the equivalent) by Moody’s (or a successor rating agency thereto) or to below BBB- (or the equivalent) by S&P (or a successor rating agency thereto)”; and

                (b)           cause each of NorthWestern Generation I, LLC and the Company to comply with each covenant set forth on Schedule 2 of the Facility Letter;

                (5)           Exhaustion of Other Remedies Not Required.  The obligations of the Guarantor hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations.  The Guarantor unconditionally waives any right to require the Agent or any Bank to (a) proceed against the Company or any other obligor in respect of the Obligations; (b) proceed against or exhaust any security held directly or indirectly on account of the Obligations; or (c) pursue any other remedy in the Agent’s or such Bank’s powers whatsoever.  No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any

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single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                (6)           Waiver of Notices.  The Guarantor hereby waives (i) notice of acceptance of this Guaranty and of any extension of any loan or other financial accommodation by the Agent or any Bank to the Company; (ii) presentment and demand for payment of any of the Obligations; (iii) all diligence in collection or protection of or realization upon any obligations or any security for or guaranty of any Obligations; (iv) protest and notice of dishonor or default to the Guarantor or to any other party with respect to any of the Obligations; and (v) all other notices to which the Guarantor might otherwise be entitled, in each case to the fullest extent permitted by applicable law and, in the case of each notice, to the extent not otherwise expressly provided herein.

                (7)           Amendments.  No amendment or waiver of any provision of this Guaranty shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Agent.

                (8)           Payment of Expenses.  The Guarantor agrees to pay all reasonable attorneys’ fees and charges (including the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel) and all other reasonable costs and expenses which may be incurred by the Agent or any Bank in the enforcement  by the Agent, on behalf of the Banks, of this Guaranty.

                (9)           Governing Law.  This Guaranty and the rights and obligations of the Guarantor and the Agent, on behalf of the Banks, under this Guaranty shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York (determined without reference to principles of conflicts of law, other than Title 14 of Article 5 of the New York General Obligations Law).

                (10)   Jurisdiction and Venue.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS OF ANY THEREOF.  THE GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, THE AGENT EACH HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH FOR THE GUARANTOR IN SECTION 13 HEREOF (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.  THE GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, THE AGENT EACH

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HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                (11)         Waiver of Jury Trial.  THE GUARANTOR AND, BY ACCEPTING THE BENEFITS HEREOF, THE AGENT AND EACH BANK EACH WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS GUARANTY.

                (12)         Subrogation.  The Guarantor shall not exercise any subrogation rights which it may have under this Guaranty nor shall the Guarantor seek any reimbursement from the Company of amounts paid by the Guarantor under this Guaranty unless and until the Termination Date has occurred.

                (13)         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given (a) when received (or when delivery is refused), for notices sent by courier or by hand delivery, (b) three Banking Days after the date when sent by registered or certified United States mail, postage prepaid, or (c) when sent by facsimile (receipt confirmed), in each case to the appropriate address or number set forth below (or at such other address or number for a person as shall be specified by like notice):

If to the Guarantor:	NorthWestern Corporation
125 S. Dakota Avenue
Sioux Falls, SD 57104
Attention: Vice President and General Counsel
Facsimile: (605) 978-2908

If to the Agent:	ABN AMRO Bank N.V.
135 S. LaSalle Street
Suite 710
Chicago, IL 60603
Attention: Frank Van deur
Facsimile: (312) 904-6387

Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that notice received by facsimile after 5:00 p.m. (Central time) at the location of the addressee of such notice shall be deemed received on the first Banking Day following the date of such receipt.

                (14)         Transfer of Obligations; Successor Agent.  Any Bank may from time to time, without notice to the Guarantor but subject to Section 9.14 or 9.15 of the Facility Letter, as applicable, assign

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or transfer any or all of the Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Obligations shall be and remain Obligations for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Obligations, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were such Bank. The rights and privileges of the Agent under this Guaranty shall inure to the benefit of its successors and assigns as Agent under the Facility Letter.

                (15)         Creation of Additional Obligations.  The creation or existence from time to time of additional Obligations to the Agent or any Bank is hereby authorized, without notice to the Guarantor, and shall in no way affect or impair the rights of the Agent or any Bank or the obligations of the Guarantor under this Guaranty, including the Guarantor’s guaranty of such additional Obligations.

                (16)         Section Captions and References.  Section captions used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.  Section references are to this Guaranty unless otherwise specified.

                (17)         Severability.  Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                (18)         Counterparts. This Guaranty may be executed by Guarantor and accepted by Agent on separate counterparts, each of which shall constitute an original but both of which, taken together, shall constitute one and the same Guaranty.

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                IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed as of September 28, 2001.

NORTHWESTERN CORPORATION

By:	/s/ Eric R. Jacobsen
Name:	Eric R. Jacobsen
Title:	Vice President, General Counsel, Chief Legal Officer & Assistant Corporate Secretary

ACCEPTED AND AGREED

as of the date first above written

ABN AMRO BANK N.V., as Agent

By:	/s/ Jeffrey Dodd
Name:	Jeffrey Dodd
Title:	Group Vice President

By:	/s/ Frank Van Deur
Name:	Frank Van Deur
Title:	Assistant Vice President

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